HANSEN, BARNETT & MAXWELL, P.C.

A Professional Corporation

CERTIFIED PUBLIC ACCOUNTANTS

5 Triad Center, Suite 750

Salt Lake City, UT 84180-1128

Phone: (801) 532-2200

Fax: (801) 532-7944

www.hbmcpas.com

Registered with the Public Company Accounting Oversight Board A Member of the Forum of Firms

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Recon Technology, Ltd.

As an independent registered public accounting firm, we hereby consent to the use of our report on the financial statements of Recon Technology, Ltd., dated November 11, 2008 with respect to the consolidated balance sheets of Recon Technology, Ltd. as of June 30, 2007 and 2008, and the related consolidated statements of operations, shareholders’ equity (deficit) and cash flows for the years then ended in the Registration Statement of Recon Technology, Ltd. on Form S-1. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ HANSEN, BARNETT & MAXWELL, P.C.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah

November 11, 2008